Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Circle 8 Crane Services LLC

Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member

Circle 8 Crane Services, LLC

Corpus Christi, Texas

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Circle 8 Crane Services, LLC, which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations and member’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of Circle 8 Crane Services, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Circle 8 Crane Services, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Circle 8 Crane Services, LLC’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

F-2

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Circle 8 Crane Services, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Circle 8 Crane Services, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Eide Bailly LLP

Oklahoma City, Oklahoma

January 11, 2023

F-3

CIRCLE 8 CRANE SERVICES LLC

 BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$555,664	$815,109
Accounts receivable, net of $120,000 and $203,551, respectively	3,476,330	3,024,409
Prepaid expenses and other assets	1,119,672	1,090,881
Total current assets	5,151,666	4,930,399
Rental equipment, net	39,678,852	50,533,290
Property and equipment, net	5,447,289	7,163,157
Other assets	140,807	84,563
Total assets	$50,418,614	$62,711,409
Liabilities and members’ deficit
Accounts payable	$587,461	$313,761
Accrued expenses and other liabilities	3,234,055	2,641,117
Insurance note payable	843,564	949,901
Accrued interest	660,583	306,077
Equipment notes	3,727,536	4,199,576
Mortgage payable	103,559	78,532
Revolving credit facility and Term loan, net of unamortized debt issuance costs	26,158,234	33,000,736
TCFII note payable	9,860,603	8,166,472
PPP loan payable	2,000,000	2,770,096
Total current liabilities	47,175,595	52,426,268
Mortgage payable, net of current portion	1,703,168	1,782,262
PPP loan payable, net of current portion	-	2,351,704
Equipment notes payable, net of current portion	10,417,728	12,772,890
Total liabilities	59,296,491	69,333,124
Member's deficit
Class A units, 5,000 authorized and outstanding	150,000	150,000
Class B units, 5,000 authorized and outstanding	100,000	100,000
Accumulated deficit	(9,127,877)	(6,871,715)
Total members’ deficit	(8,877,877)	(6,621,715)
Total liabilities and members’ deficit	$50,418,614	$62,711,409

Please see accompanying Notes to the Financial Statements.

F-4

CIRCLE 8 CRANE SERVICES LLC

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2021	2020
Revenue:
Sales	$35,009,647	$32,865,075
Cost of revenue	29,959,674	32,340,453
Gross profit	5,049,973	524,622

Operating expenses:
G&A	3,371,788	3,917,254
Payroll expense	2,594,080	3,236,107
Property and franchise taxes	1,465,126	1,423,437
Rentals	413,693	903,322
Depreciation	323,812	349,832
Insurance and travel	194,738	184,449
Total operating expenses	8,363,237	10,014,401
Loss from operations	(3,313,264)	(9,489,779)
Other income (expense):
Other income	76,513	561,317
Employee retention and PPP loan forgiveness	7,748,041	-
Gain on sale of equipment	212,208	437,401
Interest expense	(6,979,660)	(7,040,182)
Total other income (expense)	1,057,102	(6,041,464)
Net loss	$(2,256,162)	$(15,531,243)

Please see accompanying Notes to the Financial Statements.

F-5

CIRCLE 8 CRANE SERVICES LLC

STATEMENTS OF MEMBERS’ DEFICIT

Members’ Deficit
Members’ equity at December 31, 2019	$8,659,528
Net loss	(15,531,243)
Members’ deficit at December 31, 2020	(6,871,715)
Net loss	(2,256,162)
Members’ deficit at December 31, 2021	$(9,127,877)

Please see accompanying Notes to the Financial Statements.

F-6

CIRCLE 8 CRANE SERVICES LLC

 STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(2,256,162)	$(15,531,243)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation expense	8,928,192	10,204,887
Gain on sale of equipment	(212,208)	(437,401)
PPP loan forgiveness	(5,121,800)	-
Bad debt expense	(101,994)	266,651
Amortization of debt issuance costs	382,338	400,912
Interest accrued on TCFII note payable	1,694,135	922,184
Changes in operating assets and liabilities:
Accounts receivable	(349,927)	5,275,346
Other receivables	(129,200)	-
Prepaid insurance	1,488,139	1,827,127
Other assets and receivables	(56,244)	(5,359)
Accounts payable	273,700	(701,674)
Accrued interest	354,506	47,848
Other accrued	604,977	(143,251)
Accrued payroll	(12,039)	(743,381)
Net cash provided by operating activities	5,486,413	1,382,646
Cash flows from investing activities
Additions to PPE	-	(200,250)
Proceeds from sale of equipment and cranes	3,854,322	1,742,520
Net cash provided by investing activities	3,854,322	1,542,270
Cash flows from financing activities
Proceeds from mortgage refinance settlement	-	645,743
Proceeds from PPP loan	2,000,000	5,121,800
Principal payment on insurance payable	(1,494,068)	(1,697,741)
Principal payment on Mortgage payable	(54,067)	(54,665)
Payments on equipment notes payable	(2,827,203)	(2,076,723)
Payments on CIT revolving credit facility	(6,054,517)	(4,301,670)
Principal payments on CIT term loan	(1,170,325)	(961,478)
Principal payments on TCFII note payable	-	(450,000)
Net cash used in financing activities	(9,600,180)	(3,774,734)
Net decrease in cash, restricted cash and cash equivalents	(259,445)	(849,818)
Cash, restricted cash and cash equivalents at beginning of year	815,109	1,664,927
Cash, restricted cash and cash equivalents at end of year	$555,664	$815,109
Supplemental disclosure of cash flow information
Cash payments for interest	$4,931,019	$6,330,429
Supplemental disclosure of non-cash investing and financing activities
Prepaid insurance premiums financed through debt proceeds	(1,387,730)	(1,589,569)
Equipment and rental crane additions financed through debt	-	(1,546,228)
Increases in note payable to TCFII due to accrued interest	(1,694,135)	(922,184)

Please see accompanying Notes to the Financial Statements.

F-7

CIRCLE 8 CRANE SERVICES LLC

 NOTES TO FINANCIAL STATEMENTS

FOR THE Years Ended December 31, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity

Circle 8 Crane Services, LLC (the Company) operates and maintains a large fleet of cranes including diverse equipment to meet customers’ heavy lifting needs. The Company’s team includes professional crane operators and riggers with diverse backgrounds to provide a range of heavy lifting and custom equipment rigging services for both the oilfield and construction markets. The Company operates primarily in Texas, Louisiana, New Mexico, and Oklahoma. The Company shall continue indefinitely until dissolved.

Concentrations of Credit Risk

The Company maintains its cash accounts in various deposit accounts, the balances of which are periodically in excess of federally insured limits.

Receivables and Credit Policy

Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 to 60 days from the invoice date. Trade receivables are stated at the amount billed to the customer. The Company typically does not charge interest on overdue customer account balances; however, it reserves the right to suspend additional services until payment is received. Payments of trade receivables are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Rental Equipment

Rental equipment recorded at cost and depreciated over the estimated useful lives of the cranes which are estimated to be 7-10 years. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to cost of revenue as incurred. When rental equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in other income.

Depreciation for rental equipment is charged to cost of sales and rentals and is computed the straight-line method over the estimated useful lives. A salvage value of 20% is utilized when calculating the depreciable basis for rental cranes.

The rental fleet consists of the following components:

	December 31,	December 31,
	2021	2020
Rental cranes	$88,992,601	$97,073,904
Accumulated depreciation	(49,313,749)	(46,540,614)
Rental equipment, net	$39,678,852	$50,533,290

Rental equipment depreciation for the year ended December 31, 2021 and 2020 was $7,514,642 and $8,054,588, respectively, and is included as a component of cost of goods sold.

F-8

Property and Equipment

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income. The estimated useful lives of property and equipment are as follows:

Years
Equipment	7-10
Building and improvements	7-25
Vehicles	5-10
Furniture, fixtures	5-10

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2021 or 2020.

Depreciation expense related to property and equipment, totaled $1,413,550 and $2,150,299, respectively, for the year ended December 31, 2021 and 2020. $1,089,738 and $1,800,467, respectively, was included as a component of cost of goods sold on the statement of operations for the year ended December 31, 2021 and 2020.

Debt Issuance Costs

Debt issuance costs are amortized over the period the related obligation is outstanding using the straight-line method, which is considered a reasonable estimate of the effective interest method. Debt issuance costs are included within long-term debt on the balance sheet. Amortization of debt issuance costs is included in interest expense in the accompanying financial statements and totaled $382,342 and $400,912 during the years ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company is treated as a disregarded entity for tax return preparation. As such, the member reports the taxable income or loss on its tax return. The member has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholder.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2021 and 2020, the unrecognized tax benefits accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.

Revenue Recognition

The Company provides crane services to customers under various short-term agreements. Each service includes the use of equipment and personnel necessary to complete the heavy-lifting service and specifies the cost of each agreed upon billing rate which may be hourly, daily, or weekly. Furthermore, the Company provides pump servicing to customers on an as needed basis.

The Company uses an input method to recognize revenue based upon completion of hourly, daily or weekly agreements with customers. Recognition of revenue over time reflects the amount of consideration the company expects to be entitled to for the transfer of services performed to date.

Sales Taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax from customers and remits the entire amount to each respective state. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Advertising Costs

Advertising costs are expensed as incurred. Such costs totaled $705 and $7,774 for the years ended December 31, 2021 and 2020, respectively.

F-9

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	REVENUE

The Company provides services to customers under various short-term agreements. Each service includes the use of equipment and personnel necessary to complete the heavy-lifting service and specifies the cost of each agreed upon billing rate which may be hourly, daily, or weekly. Furthermore, the Company provides pump servicing to customers on an as needed basis.

Revenue is heavily dependent upon customers in the oil and gas industry and is produced primarily in the following locations:

	December 31,	December 31,
	2021	2020
South Texas	$13,213,726	$14,362,230
West Texas	13,655,932	10,263,698
East Texas	7,650,573	6,909,299
Houston	451,321	877,764
Midcontinent	38,095	452,084
Total Revenue	$35,009,647	$32,865,075

The Company generally pays a commission to internal sales representatives after collection of payment on the invoice from customers. The company does not pay commissions on unpaid invoices or invoices paid after 90 days from invoice date. The Company recognizes commissions expense concurrently with the fulfillment of all requirements including completion of the service and payment by the customer.

The Company does not have any material contract assets or contract liabilities on the balance sheet as of December 31, 2021, 2020 and January 1, 2020. The balance of accounts receivables, net as of January 1, 2021 and 2020 was $3,024,409 and $8,848,178, respectively.

3.	INSURANCE NOTE PAYABLE

During the years ended December 31, 2021 and 2020, the Company financed $1,387,730 and $1,589,569, respectively, in insurance premiums relating to auto and property and casualty insurance coverage. The premiums were financed at 5.24% and are due in monthly installments, including interest, through June 2023 and 2022, respectively. The balance which remains outstanding as of December 31, 2021 and 2020 is $843,564 and $949,901.

4.	CIT FUNDING

During November 2018 the Company entered into a loan, security, and guarantee agreement with CIT Northbridge Credit, LLC (CIT) as agent. This agreement contains commitments from two lenders and provides a credit revolving credit facility and a term loan. The agreement was modified several times during 2021 and 2020. As of December 31, 2021 and 2020, the revolving credit facility provides for borrowings up to $35,000,000 as supported by the borrowing base which is based on i) accounts formula account, which is defined as 85% of eligible accounts receivable adjusted by various factors, plus ii) the rental equipment formula amount, which is defined as the less of a) the applicable net orderly liquidation value of eligible rental equipment or b) 100% of the net book value of eligible rental equipment plus various adjustments, plus iii) the special advance amount less iv) the availability reserve. Effective November 2021, the agreement was amended to extend the maturity date to December 20, 2021. Subsequent to the end of the year, the agreement was extended through June 8, 2022 and informally extended thereafter although no written agreements were entered into.

The obligations shall bear interest at a variable rate which is the applicable margin plus the LIBO rate, as defined in the agreement, in effect for each monthly period. The applicable margin is defined as 7.75% with respect to loans not predicated on the special advance amount and a special advance rate of LIBO + 12.25% with a LIBO floor of 1.75%. Additionally, a forbearance agreement was executed during 2020 and a default interest rate of an additional 2% was charged as specified. As of December 31, 2021, the balance on the revolver was $25,336,727 of which $7,098,621 was considered the special advance balance. As of December 31, 2020, the balance of the revolver was $31,035,668 of which $6,506,036 was considered the special advance balance. However, this fluctuates at each adjustment date specified in the agreement. As of December 31, 2021 and 2020, interest rate charged on the revolver and the term loan was 9.50% while the interest rate on the special advance was 14.00%. In addition, Circle 8 Crane Services, LLC is required to pay an annual collateral management fee to the agent equal to 0.20% of the revolver commitment.

F-10

The term loan requires monthly principal payments of $63,123. Once repaid, term loans may not be reborrowed. Any prepayment of the term loans are subject to a prepayment penalty as detailed in the agreement.

As of December 31, 2021, Circle 8 Crane Services, LLC was in default and under reservation of right. As detailed in Note 18, during May 2022 a forbearance agreement was executed which extended the maturity to June 8, 2022. Currently the debt has been extended while Circle 8 Crane Services, LLC negotiated the sale of certain assets of the business. Circle 8 Crane Services, LLC is currently negotiating terms of another forbearance agreement to bridge the time period until the sale of assets. Until forbearance is reached, the lender can call the debt at any time.

These obligations are secured by all assets of the Company and are guaranteed by C8 Holdco, Inc., the member of Circle 8 Crane Services, LLC. In addition, the Class A and Class B units of Circle 8 Crane Services, LLC are pledged as collateral. Borrowings under the line of credit are subject to certain covenants and restrictions on indebtedness and dividend payments. As of December 31, 2021 and 2020, the Company was not in compliance with these covenants.

As of December 31, 2021 borrowings due under these agreements are as follows:

	Revolving	Term
	credit facility	loan payable
Current portion of amounts outstanding to CIT, net of unamortized debt issuance costs	$25,336,727	$821,507

As of December 31, 2020 borrowings due under these agreements are as follows:

	Revolving	Term
	credit facility	loan payable
Amounts outstanding to CIT	$31,391,246	$1,991,832
Less: unamortized debt issuance costs	(355,578)	(26,764)
Current portion of amounts outstanding to CIT, net of unamortized debt issuance costs	$31,035,668	$1,965,068

5.	MORTGAGE PAYABLE

During 2020, the Company entered into a mortgage payable with Charter Bank of Corpus Christi, Texas for $1,920,000. The proceeds from this mortgage were utilized for a partial refinance as well as general financing for the Company of $645,743. This agreement had a balance of $1,806,727 and $1,860,794 as of December 31, 2021 and 2020, respectively. It requires 60 monthly payments of $18,613 as well as a final balloon payment of any remaining principal and accrued interest upon maturity in January 2025. This note bears interest at 8.125% and is collateralized by the corporate building constructed with this loan. Furthermore, this note is guaranteed by Phillip Bryson and Allen Bryson, two majority stockholders of C8 Holdco, Inc. which is the owner of Class A and B units of Circle 8 Crane Services, LLC.

Future maturities of the mortgage payable are as follows:

Years Ending December 31,	Amount
2022	$103,559
2023	86,022
2024	92,996
2025	1,524,150
Total	$1,806,727

F-11

6.	EQUIPMENT NOTES PAYABLE

Equipment notes payable and equipment capital leases consist of:

	As of
	December 31, 2021	December 31, 2020
Notes payable to Ally Financial with interest rates ranging from 5.39% to 6.99% maturing through September 2023, all notes are collateralized with vehicles held by the Company. At December 31, 2021, the Company had 4 notes outstanding.	$92,838	$141,492
Notes payable to Ford Motor Credit with interest rates ranging from 4.74% to 6.34% maturing through 2023, all notes are collateralized with vehicles held by the Company. At December 31, 2021, the Company had 14 notes outstanding.	297,107	643,919
Note payable to Balboa with an interest rate of 6.95% maturing May 19, 2022. The note is collateralized with vehicles and trailers held by the Company.	-	64,971
Notes payable to De Lage Landen Financial Services with interest rates ranging from 4.98% to 6.09% maturing through June 2026, all notes are collateralized with cranes held by the Company. At year end, the Company had 12 notes outstanding.	11,214,546	12,994,323
Note payable to Wells Fargo with an interest rate of 4.65% maturing March 1, 2021. The note is collateralized with vehicles and equipment held by the Company.	-	16,379
Capital lease obligation - Note 9	2,540,773	3,111,382
Total	14,145,264	16,972,466
Less current maturities	(3,727,536)	(4,199,576)
Long-term debt, less current maturities	$10,417,728	$12,772,890

During the year ended December 31, 2021, the Company executed payment deferral arrangements with Lord Securities Corporation on the capital leases detailed above as well as various operating leases. Furthermore, during the years ended December 31, 2021 and 2020 the Company entered into a payment deferral arrangements with Ford Motor Company. Lastly, during the year ended December 31, 2020, the company also entered into payment deferral arrangements with De Lage Landen Financial Services, and Lord Securities Corporation (capital lease). These agreements deferred principal payments for various items up to six months during the year. Adjusted terms established upon expiration of each modification were utilized when calculating future maturities of equipment notes payable presented below.

Future maturities of equipment notes payable are as follows:

Years Ending December 31,	Amount
2022	$3,727,536
2023	4,187,141
2024	4,196,597
2025	1,592,328
2026	441,661
Total	$14,145,263

7.	TCFII NOTES PAYABLE

Circle 8 Crane Services, LLC has a term loan agreement outstanding with TCFII C8 Lender, LLC, and TCFII C8 Admin, LLC, the term loan agent (collectively referred to a “TCFII”). The initial loan was for $10,000,000 and was considered a second lien loan. This agreement was amended several times throughout 2020. During January and February 2020, the second lien agreement had a monthly accrual of pay-in-kind interest at a per annum rate equal to 5% plus the applicable special advance margin, plus 1.50%, which was capitalized and added to the amount of outstanding principal. In addition, this agreement required cash payment of interest at a rate of 8%. In February 2020, the agreement was amended to require cash payment of interest of 8% as well as accrual of paid-in-kind interest at a rate of 8% as well as monthly scheduled payments of principal in respect of the subordinated debt in an amount of $150,000 per month on the last business day of each month commencing on February 29, 2020, which amounts shall be payable only according to certain terms. The agreement was later amended in October 2020 which was defined as the special advance date which stipulated that paid-in-kind interest would be charged at 16%. Furthermore, the Company entered into a forbearance agreement in August 2020 which stated that the default interest rate of 20% per annum would be charged. After the special advance termination date as defined by the lender, regularly scheduled monthly payments of cash interest at the rate of 16% per annum shall be payable only if no Senior Event of Default is then in existence or would be caused by the making of such payment and monthly scheduled payments of principal in an amount of $200,000 shall be payable only if (a) no Senior Event of Default is then in existence or would reasonably be expected to result by the making of such payment, and (b) C8 Holdco and its Subsidiaries are in compliance with the applicable financial tests set forth in the agreement for the most recent period for which financial statements have been delivered to Senior Agent under the Senior Credit Agreement.

This note remains collateralized by assets of the Company. Furthermore, this note is guaranteed by stock of C8 Holdco, Inc. which is the owner of Class A and B units of Circle 8 Crane Services, LLC. However, this loan is subordinated to the CIT funding described in Note 4. The loan contains various restrictive covenants and were collateralized by assets of the Company. Effective January 21, 2020, the agreement was amended to extend the maturity date to the same date of CIT’s maturity date, November 20, 2021. As of December 31, 2021, Circle 8 Crane Services, LLC was in default and under reservation of right. Borrowings under the term loan agreement are subject to certain covenants and restrictions on indebtedness and dividend payments. As of December 31, 2021 and 2020, the Company was not in compliance with these covenants and the Company is currently negotiating the terms of the debt and the lender could call the debt at any time.

F-12

As of December 31, 2021 and 2020, the payable to TCFII is $9,860,603 and $8,166,472, respectively, which includes $3,224,443 and $1,530,312 of paid-in-kind interest that has been accrued to date through December 31, 2021 and 2020, respectively.

8.	PAYCHECK PROTECTION PROGRAM (PPP) LOANS

In April 2020 the Company was granted a $5,121,800 loan under the Paycheck Protection Program (PPP) administered by a Small Business Administration (SBA) approved partner. The loan was uncollateralized and was fully guaranteed by the Federal government. The Company initially recorded a note payable and subsequently recorded forgiveness when the loan obligation was legally released by the SBA. The Company recognized $5,121,800 of loan forgiveness income during the year ended December 31, 2021.

In addition, in February 2021 the Company was granted a $2,000,000 loan under the Paycheck Protection Program (PPP) administered by a Small Business Administration (SBA) approved partner. The loan is uncollateralized and is fully guaranteed by the Federal government. The Company is eligible for loan forgiveness of up to 100% of the loan, upon meeting certain requirements. The Company has recorded a note payable and will record the forgiveness upon being legally released from the loan obligation by the SBA. No forgiveness income has been recorded for the year ended December 31, 2021 related to this note payable which is included as a current liability as of December 31, 2021 since the entity anticipates that debt will be liquidated in the next year. As detailed in Note 18, forgiveness on this loan was received on April 13, 2022 at which time forgiveness income was recorded by the Company.

9.	LEASES

Related Party Operating Leases

The Company leases various storage facilities and office space with entities owned by shareholders of the Company. The associated operating leases are on a month-to-month basis. Rent expense under these leases totaled $41,000 and $41,000 for the years ended December 31, 2021 and 2020, respectively.

Other Leases

The Company leases office and storage space under various short and long-term leases, vehicles and equipment under various long-term lease agreements. The leases expire at various dates through April 2025. Total lease expense for these leases for the years ended December 31, 2021 and 2020 totaled $2,075,189 and $1,383,909 included in cost of goods sold of $372,693 and $903,322 included in operating expenses, respectively.

Future minimum lease payments are as follows:

	Capital	Operating
Years Ending December 31,	Leases	Leases
2022	$922,011	$281,793
2023	963,507	60,427
2024	872,624	25,461
2025	337,973	-
Total minimum lease payments	3,096,115	$367,681
Less portion representing interest	(555,342)
Present value of minimum lease payments – Note 6	$2,540,773

Leased property under capital leases at December 31, 2021 and 2020 includes:

	2021	2020
Rental cranes	$4,808,731	$4,808,731
Less accumulated depreciation	(1,703,039)	(1,318,340)
Total	$3,105,692	$3,490,391

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10.	SELF-INSURED COVERAGE

The Company sponsors a self-insured group medical insurance plan which provides for certain levels of coverage. Stop-loss coverage has been purchased through a third-party insurance provider to limit the Company’s exposure. The maximum claim exposure for the group medical insurance was $65,000 per claim. The Company has accrued a liability for claims incurred, but not yet reported based on its consideration of prior claims experience, recently settled claims, frequency of claims, and other economic and social factors. The estimated liability for outstanding claims reported and estimated claims incurred but not yet reported net of stop-loss reimbursements as of December 31, 2021 and 2020 is $59,225 and $69,559, respectively. The balance is included in accrued liabilities on the balance sheet. For the year ended December 31, 2021 and 2020, the Company incurred $601,264 and $1,042,869 in expense related to the self-insurance program.

11.	DEFINED CONTRIBUTION PLAN

The Company has a defined contribution plan offered to employees. The plan provides that employees who have attained the age 21 and completed six months of service can contribute a specified percentage of their earnings to the plan. Employer matching contributions are made on the first 4% of compensation contributed by participants. Total expense related to the plan for the year ended December 31, 2021 and 2020 was $121,902 and $219,277, respectively.

12.	CUSTOMER CONCENTRATIONS

The following table summarizes the Company’s customer concentrations of revenue for the years ended December 31, 2021 and 2020:

Revenue	2021	2020
Customer A	11%	*
Customer B	10%	10%
Customer C	*	13%

* Customer concentration less that 10% in presented period.

13.	MEMBER’S EQUITY

The Company currently has three different classes of equity authorized, with units outstanding for two of these classes. As of December 31, 2021 and 2020, all units are owned by the same member and there are no key differences in terms between any unit Classes.

14.	EMPLOYEE RETENTION CREDITS

The Coronavirus Aid, Relief, and Economic Security Act provided an employee retention credit (the credit) which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. The credit is equal to 50% of qualified wages paid to employees, capped at $10,000 of qualified wages through December 31, 2020. The Consolidated Appropriations Act of 2021 and the American Rescue Plan Act of 2021 expanded the availability of the credit, extended the credit through September 30, 2021, and increased the credit to 70% of qualified wages, capped at $7,000 per quarter. As a result of the changes to the credit, the maximum credit per employee increased from $10,000 in 2020 to $21,000 in 2021. During the year ended December 31, 2021, the Company recorded a $2,626,241 benefit related to the credit which is presented in the statement of operations as other income.

The Company has elected to account for the credits received as a loss recovery by applying FASB ASC 410, Asset Retirement and Environmental Obligations. Under this method, the Company recorded income related to the credits when it determined receipt of them was probable. As of December 31, 2021, the Company has recorded a receivable of $128,450 related to remaining credits that are anticipated to be received which is reflected as a component of other receivables on the balance sheet.

15.	CONTINGENCIES

PPP Loan Review

Loans issued under the PPP were subject to good-faith certifications of the necessity of the loan request. Borrowers with loans issued under the program in excess of $2 million are subject to review by the SBA for compliance with the program requirements. If the SBA determines that a borrower lacked an adequate basis for the loan or did not meet the program requirements, the loan will not be eligible for loan forgiveness and the SBA will seek repayment of the outstanding PPP loan balance. As such, the potential exists that the Company may be deemed ineligible for loan forgiveness and be required to repay the loan.

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The Company applied for and received loan forgiveness from the SBA on its initial PPP loan in 2021. In accordance PPP loan requirements, the Company is required to maintain PPP loan files and certain underlying supporting documents for periods ranging from three to six years. The Company is also required to permit access to such files upon request by the SBA. Accordingly, there is potential the PPP loan could be subject to further review by the SBA and that previously recognized forgiveness could be reversed based on the outcome of this review.

Employee Retention Credits

The Company’s credit filings remain open for potential examination by the Internal Revenue Service through the statute of limitations, which has varying expiration dates extending through 2027. Any disallowed claims resulting from such examinations could be subject to repayment to the federal government.

General

The Company is in active litigation with a former employee who alleged that the Company violated fair labor standards act by not paying him overtime wages. The Company filed an original answer on June 3, 2020 as the Company believes that the claims are without merit and will continue to defer the matter vigorously. Because of the timing of the case as well as court’s scheduling orders this matter is ongoing. The Company moved for summary judgment in June 2022, asking the Court to dismiss all claims against the Company. Subsequently, the former employee sought and was granted additional time for discovery. The district court granted summary judgment in favor of the Company due to dismissed the former employee’s claim during March 2022. The former employee has subsequently filed a notice of appeal but this matter continues to be ongoing.

In addition, the Company has a lawsuit that seeks to recover damages related to a former employee related to breach of duties and wrongful conduct related to a former employee. During August 2022, the court required an in-person hearing and opposing counsel did not appear, thus there was no opposition to the Company’s request for the court to issue a docket control order which is awaiting issuance. The Company will pursue further discovery in this case, however, counsel is not able to express an opinion as to whether an unfavorable outcome is probable or remote and/or the range of potential recovery, if any.

Lastly, the Company has another ongoing lawsuit from March 2020 whereby the Company has brought declaratory judgement, misappropriate of trade secrets, and other matters against a former employee. The former employee brought counterclaims against the Company including breach of contract, conversion, fraud in stock transaction, and tortious interference, amongst other claims. The employee’s claims state that he never signed an employment agreement with the Company and, therefore, the Agreement is not a valid contact. All parties have exchanged initial discovery requests and responses. The Company plans to continue to litigate this matter by pursuing additional discovery and filing a motion for partial summary judgment against the former employee. However, currently the matter is ongoing and legal counsel is not able to express no opinion whether an unfavorable outcome is probable or remote and/or the range of potential recovery.

16.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations, has current liabilities in excess of current assets, and has a net member’s deficit. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company expects continued improvement from the following factors and plans intended to mitigate the conditions described above are:

•	Activity through 2022 has shown continued rebounds from 2021 due to the national recovery from the COVID-19 pandemic. The Company has implemented rate increases to match activity.
•	Increasing oil prices and market shift in demand for more exploration and development companies to require drilling which would increase demand for crane services.
•	Obtained formal forgiveness of funding from 2nd round PPP Loan of approximately $2,000,000.
•	Continued reduction of crane equipment anticipating that additional cranes will continue to be identified as equipment that could be sold to reduce crane fleet to ideal fleet size the Company believes is necessary to serve projected income levels.
•	Continuation of cost cutting efforts to generate positive cash flows from operations.
•	Continuing discussion on potential relief from lenders on covenants and maturity extension.
•	Completion of an asset sale as detailed in Note 18 whereby the Company was able to alleviate a substantial portion of debt and negotiate various debt agreements.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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17.	MEMBERS’S UNITS

The Company has authorized class A, B, and C units which are valued using a previous valuation performed on each class of units Currently there is no differentiation between various units. If necessary, designations, powers, preferences, rights, qualifications, limitations and distributions, or variations in the relative rights and preferences between different series shall be established by the Board of Directors.

18.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 11, 2023, the date which the financial statements were available to be issued.

Subsequent to the end of the year, the Company continues to navigate various payment deferral arrangements and renegotiate terms on notes payable on various debt detailed in Notes 4, 5, 6, and 7 as well as leases detailed in Note 9.

Furthermore, subsequent to the end of the year the Company also received loan forgiveness on the $2,000,000 paycheck protection program loan detailed in Note 8.

Lastly, effective December 19, 2022 the Company completed an asset sales agreement to sell substantially all of its assets whereby the acquirer, Circle 8 Newco – subsidiary of BitNile Holdings Inc., agreed to assume certain specified liabilities of the Company.

As consideration for the acquisition of the acquired assets, at the closing of the transaction, Circle 8 Crane Services will receive Class D equity interests in Circle 8 Holdco LLC (holding company for Circle 8 Newco) and will be eligible to receive cash earnout payments in an aggregate maximum amount of up to $2,100,000 based on the achievement by Circle 8 Newco of certain EBITDA targets over the three year period following the completion of the acquisition of the Acquired Assets by Circle 8 Newco. Additionally, Circle 8 Newco has agreed that it will be initially capitalized with an aggregate amount of at least $16,000,000, up to $1,350,000 of which will be used to pay the expenses of Circle 8 Newco and Circle 8 Crane Services at closing incurred in connection with their negotiation and execution of the Asset Purchase Agreement, approximately $3,000,000 of which will be used to pay off Circle 8 Crane Services’ subordinated debt facility in full at the closing and approximately $11,650,000 of which will be used to pay down a portion of the Circle 8 Crane Services’ senior debt facility at the closing, the remainder of which will be assumed by Circle 8 Newco pursuant to a new line of credit issued by Circle 8 Crane Services’ current senior lender. Any remaining cash amounts will be retained by Circle 8 Newco as working capital to operate its business following the closing of the acquisition of the Acquired Assets.

The Asset Purchase Agreement contains post-closing indemnification provisions pursuant to which the Circle 8 Crane Services and Circle 8 Newco have agreed to indemnify each other against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

Circle 8 Crane Services and Circle 8 Newco will enter into certain other agreements, including a lease agreement for the former headquarters of Circle 8 Crane Services and a promissory note securing Circle 8 Crane Services’ post-closing indemnification obligations to Circle 8 Newco under the Asset Purchase Agreement.

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